Exhibit 8.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

•                  AllianceSPEC Pte Ltd (incorporated in Singapore)

•                  Beijing Horizon Information & Technology Co., Ltd. (incorporated in the People’s Republic of China)

•                  DMK International, Inc., (incorporated in Delaware)

•                  hiSoft Japan Co., Ltd. (incorporated in Japan)

•                  HiSoft Envisage Inc. (incorporated in Delaware)

•                  HiSoft Services (Beijing) Limited (incorporated in the People’s Republic of China)

•                  HiSoft Singapore Pte. Ltd. (incorporated in Singapore)

•                  HiSoft Systems Hong Kong Limited (incorporated in Hong Kong)

•                  HiSoft Systems (Shenzhen) Limited (incorporated in the People’s Republic of China)

•                  HiSoft Technology (Chengdu) Co., Ltd. (incorporated in the People’s Republic of China)

•                  HiSoft Technology (Dalian) Co., Ltd. (incorporated in the People’s Republic of China)

•                  HiSoft Technology (Shanghai) Co., Ltd. (incorporated in the People’s Republic of China)

•                  Insurance Systems Laboratory Co., LTD (incorporated in Japan)

•                  Wuxi HiSoft Services Ltd (incorporated in the People’s Republic of China)

•                  Wuxi Training Centre (incorporated in the People’s Republic of China)

•                  HiSoft Jinxin Technology (Beijing) Co. Ltd., (incorporated in the People’s Republic of China)